As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0317849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Campus Road

Princeton, New Jersey 08540

(609) 275-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Hutchinson, Esq.

1100 Campus Road

Princeton, New Jersey 08540

(609) 936-4650

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Catherine M. Clarkin, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time the securities described in this prospectus in such amounts as set forth in such prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS, ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IART.” On February 25, 2026, the last reported sale price of our common stock on The Nasdaq Global Select Market was $11.59 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, using a “shelf” registration process. By using a shelf registration statement, we or any selling security holder to be named in a prospectus supplement may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplements, as applicable, may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor any selling security holder has authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an applicable prospectus supplement or free writing prospectus. This prospectus and the applicable prospectus supplement or free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement or free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the applicable prospectus supplement or free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement or free writing prospectus is delivered or securities are sold on a later date.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Integra,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Integra LifeSciences Holdings Corporation and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website. The address of the SEC’s website is http://www.sec.gov.

We also make available, free of charge, on or through our Internet website at www.integralife.com all of the documents that we file with or furnish to the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus or any prospectus supplement unless specifically so designated and filed with the SEC.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus and any prospectus supplement that we issue are part of such registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus and any accompanying prospectus supplement concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may review a copy of the registration statement through the SEC’s website at www.sec.gov.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2025; and

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The description of our common stock contained in our Current Report on Form 8-K filed on November  4, 2013 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by contacting: Integra LifeSciences Holdings Corporation, Chief Legal Officer, at 1100 Campus Road, Princeton, New Jersey 08540. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.integralife.com. The information on such website is specifically not incorporated by reference and is not a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about us including, among other things:

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the on-going and possible future effects of global challenges, including macroeconomic uncertainties, such as heightened trade barriers and related restrictions (including tariffs and related countermeasures), import or export licensing requirements, armed conflict and acts of terrorism, geopolitical tension and instability, supply chain disruptions, interest rate and foreign currency rate fluctuations, volatility in the capital markets, other economic disruptions and U.S. and global recession concerns, on our customers and suppliers, and on our business, financial condition, results of operations and cash flows;

•	our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

•	anticipated trends in our business;

•	anticipated demand for our products, including capital equipment;

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our failure to comply with the substantial regulation related to quality standards applicable to our manufacturing and quality processes could have an adverse effect on our business, financial condition, or results of operations;

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our ability to remediate all matters identified in the United States Food and Drug Administration (the “FDA”) observations and warning letters that we received or may receive and resume the manufacture and sale of certain of our products identified in such observations and warning letters;

•	our ability to produce and deliver products in sufficient quantities to meet sales demands;

•	our expectations concerning our ongoing restructuring, integration and manufacturing transfer and expansion activities;

•	existing and future regulations affecting our business, and enforcement of those regulations;

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the ongoing and possible future effects of supply chain constraints, including the availability of critical raw materials and components, as well as cost inflation in materials, packaging and transportation;

•	our ability to obtain additional debt and equity financing, or to refinance our existing outstanding indebtedness, to fund capital expenditures, working capital requirements and acquisitions;

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physicians’ willingness to adopt our recently launched and planned products, third-party payors’ willingness to provide or continue reimbursement for any of our products and our ability to secure regulatory approval for products in development;

•	initiatives launched by our competitors;

•	our ability to protect our intellectual property, including trade secrets;

•	our ability to complete acquisitions, integrate operations post-acquisition and maintain relationships with customers of acquired entities;

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our ability to successfully manage ongoing organizational and strategic changes, including our ability to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments;

•	trends relating to our financial condition or results of operations, including the impact of interest rate and foreign currency exchange fluctuations;

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the effect of any future public health crises, including the timing, scope and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to such crises; and

•	other risk factors described in the section entitled “Risk Factors” in this report.

You can identify these forward-looking statements by forward-looking words such as “believe,” “may,” “could,” “might,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would,” “expect,” “target,” “pursue,” “forecast,” “hope” and similar expressions in this prospectus and the documents incorporated by reference into this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference into this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

THE COMPANY

Integra LifeSciences Holdings Corporation is a global medical technology company dedicated to restoring lives. We are advancing transformational care through impactful innovation and our portfolio of highly differentiated technologies is trusted by healthcare professionals to deliver transformative care. Our common stock trades on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IART.”

We manufacture and sell medical technologies and products in two reportable business segments: Codman Specialty Surgical (“CSS”) and Tissue Technologies (“TT”). The CSS segment, which represents approximately 70% of our total revenue, consists of market-leading technologies and instrumentation used for a wide range of specialties, such as neurosurgery, neurocritical care, and otolaryngology, commonly referred to as ear, nose, and throat (“ENT”). We are the world leader in neurosurgery and one of the top three providers in the U.S. in instruments used in precision, specialty, and general surgical procedures. Our TT segment generates about 30% of our overall revenue and focuses on wound reconstruction and care and private label.

We were the first company to receive an FDA claim for regeneration of dermal tissue and are a world leader in regenerative technology. We have developed numerous product lines from this technology for applications ranging from burn and deep tissue wounds to the repair of dura mater in the brain, as well as nerves and tendons. We have expanded our base regenerative technology business to include neurosurgical products, ENT, surgical instruments and advanced wound care through global acquisitions and product development to meet the evolving needs of our customers and enhance patient care.

We have key manufacturing and research facilities located in California, Maryland, Massachusetts, New Jersey, Ohio, Puerto Rico, Tennessee, Utah, France, Germany, Ireland, Israel and Switzerland. We source most of our handheld surgical instruments and dural sealant products through specialized third-party vendors.

We filed our amended and restated certificate of incorporation with the Secretary of State of Delaware on February 16, 1993, as amended on May 22, 1998, May 17, 1999, December 21, 2016, and May 9, 2024. Our principal executive offices are located at 1100 Campus Road, Princeton, New Jersey 08540, and our telephone number is (609) 275-0500.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities for general corporate purposes, unless we state otherwise in a prospectus supplement. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This section summarizes certain information regarding our capital stock. The following description is only a summary and does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”), and our Third Amended and Restated Bylaws (our “bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. For additional information, please read our certificate of incorporation, our bylaws, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General Matters

Authorized Shares

The Company’s authorized capital stock consists of 255,000,000 shares of stock, of which 240,000,000 shares are designated as common stock, par value $0.01 per share, and 15,000,000 shares are designated as preferred stock, no par value. As of December 31, 2025, there were 77,886,634 shares of common stock issued, 14,398,724 shares were designated as treasury stock, and no shares of preferred stock outstanding.

Dividends

We have not paid any cash dividends on our common stock since our formation. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. However, our senior credit facility limits the amount of dividends that we may pay. Any future determinations to pay cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, cash flows and other factors that our board of directors deems relevant.

Voting Rights

Each stockholder is entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Stockholders do not have cumulative voting rights. The Company’s board of directors is not classified and each director is elected annually. The voting standard for the election of directors is a majority of votes cast in uncontested elections. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality of the votes cast. Holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions

Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all its liabilities and the payment of the liquidation preference of any outstanding preferred stock.

Stock Exchange

Our common stock is traded on the Nasdaq Global Select Market under the symbol “IART”.

Preferred Stock

The Company’s Board of Directors has the authority to issue up to 15,000,000 shares of Preferred Stock from time to time in one or more series and with such rights and preferences as determined by the Board with respect to each series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of holders of common stock.

Statutory Business Combination Provision

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date that person became an interested stockholder unless:

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before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;

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on completion of the transaction that resulted in that person’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.

Under Section 203 of the DGCL, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Anti-Takeover Effects of our Certificate of Incorporation and our Bylaws

Some of the provisions of our certificate of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of our certificate of incorporation discussed above and Section 203 of the DGCL, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that our board of directors opposes but that a stockholder might consider to be in its best interest.

Special Meetings of Stockholders. Our bylaws provide that a special meeting of our stockholders may only be called by (i) the chairman of our board of directors, (ii) the president or (iii) our board of directors.

Stockholder Action by Written Consent. Our stockholders may act by written consent without a meeting, subject to the requirements in our bylaws for setting a record date for the written consent. Any stockholder seeking to have the stockholders authorize or take corporate action must request that our Board of Directors fix a record date. Such notice must include the same information required for a stockholder proposal and be submitted to our Board of Directors as described in our bylaws.

Vacancies on the Board of Directors. Our certificate of incorporation provides that the number of directors will be fixed exclusively by, and may be increased or decreased exclusively by, our board of directors from time to time, but will not be less than three nor more than thirteen. Our bylaws provide that vacancies on the board of directors arising through death, resignation, retirement or removal shall be filled only by a majority of the directors then in office whether or not the remaining directors constitute a quorum. These provisions will prevent our stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Our certificate of incorporation provides that the number of directors will be fixed exclusively by, and may be increased or decreased exclusively by, our board of directors from time to time, but will not be less than three nor more than thirteen. Our certificate of incorporation provides that directors may be removed only by the Delaware Chancery Court under Section 225(c) of the DGCL or for cause (as such term is defined in our certificate of incorporation) as determined by a vote of at least 80% of the voting power of our outstanding voting stock. A vacancy on our board of directors may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, the advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, except that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the 90th day prior to the date of such annual meeting (or, if later, then the 10th day following the day on which public disclosure of the date of such annual meeting was first made). The notice must set forth specific information regarding that stockholder and that business or director nominee, as described in our bylaws.

Amendment of Certain Provisions of the Certificate of Incorporation and Bylaws. Under the DGCL, the stockholders of a corporation have the right to adopt, amend or repeal the bylaws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, if the certificate of incorporation so provides, the bylaws may be adopted, amended or repealed by the board of directors. Our Certificate provides that the bylaws may be amended or repealed by our board of directors. Our certificate of incorporation and bylaws also confer on our board of directors the power to adopt, amend or repeal our amended and restated bylaws with the affirmative vote of a majority of the directors then in office.

Forum Selection. Our bylaws provide, unless we consent in writing to the selection of an alternative forum, that the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (in each case, as they may be amended from time to time) or (d) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine, will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person that purchases or otherwise acquires an interest in our stock will be deemed to have notice of and agree to comply with the foregoing provisions.

Our bylaws provide that a state court of the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of Integra; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of Integra to Integra or the stockholders; (iii) any action asserting a claim against Integra arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (as each may be amended, from time to time); or (iv) any other action asserting a claim against Integra or any director or officer of Integra that is governed by or subject to the internal affairs doctrine for choice of law purposes. However, the forum selection provision does not apply to any claims, actions or proceedings arising under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” or the Exchange Act. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, or the respective rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock will be deemed to have notice of and consented to the exclusive forum provisions in our bylaws.

Preferred Stock. As discussed above under “General Matters—Preferred Stock,” our certificate of incorporation authorizes our board of directors, without the approval of our stockholders, to provide for the issuance of all or any shares of our preferred stock in one or more series and to determine the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series. The issuance of shares of our preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of our common stockholders.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Integra,” “we,” “our” or “us” refer to Integra LifeSciences Holdings Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 3.01) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 3.01)

Information in the Prospectus Supplement

We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, as applicable:

•	the title or designation;

•	the aggregate principal amount offered and authorized denominations;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

•	if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the place where will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any Untied States federal income tax consequences relating to the offered securities, if material;

•	the dates on which premiums, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. (Section 3.02). As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form, as described below under “Legal Ownership of Debt Securities.”

Covenants

Merger and Sale of Assets

We may not, in a single transaction or a series of related transactions:

•	consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or

•	transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

•	unless, in either such case:

•

in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indentures, all of our obligations under the indentures;

•	immediately before and after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the trustee. (Section 8.01)

Other Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Events of Default

The indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay interest on any debt security of such series for 30 days after such payment is due;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due and payable at its maturity;

•	our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

•

our failure to perform for 90 days after notice given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series any other covenant in the indenture other than a covenant (i) included in the indenture solely for the benefit of a series of debt securities other than such series or (ii) expressly excluded from events giving rise to a default with respect to such series;

•

our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $50,000,000, which failure to pay or acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt of notice of such failure to pay or acceleration given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series; or

•	certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary. (Section 5.01)

In addition, the applicable prospectus supplement will describe any other event of default applicable to a series of debt securities.

If an event of default regarding debt securities of any series issued under the indenture (other than an event of default resulting from any events of bankruptcy, insolvency or reorganization with respect to us) should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount, together with all accrued and unpaid interest, if any, of each debt security of that series due and payable. If an event of default results from any events of bankruptcy, insolvency or reorganization with respect to us, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the trustee. (Section 5.02)

No event of default regarding one series of debt securities issued under the indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indenture and to waive certain past defaults regarding such series. (Sections 5.12 and 5.13) The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee security or indemnity satisfactory to the trustee. (Section 6.02)

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series. (Section 5.06)

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action, and the trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of debt securities of the applicable series give an inconsistent direction. (Section 5.07) In addition, these limitations also do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable. (Section 5.08)

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.05)

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Section 10.05)

Modification and Waiver

Under the indenture, we and the trustee may amend the indenture, without the consent of any holder of the debt securities, to:

•	evidence the succession of another obligor to the Company and the assumption of the covenants in the indenture and in the debt securities by such successor;

•

add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;

•

add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such additional events of default are expressly being included for the benefit of such series);

•	add or change any provision of the indenture to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) will neither apply to any debt security created prior to the execution of the supplemental indenture nor adversely affect the rights of the holders thereof in any material respect as evidenced by an officer’s certificate to the trustee or (ii) will become effective only when no such debt securities are outstanding;

•	secure the debt securities;

•	establish the form or terms of debt securities of any series as permitted in the indenture;

•

reflect our consolidation or merger with or into any other person or permit the consolidation or merger of any other person with or into us, or the transfer, sale, lease or other disposition of all or substantially all of our assets, in conformity with the limitations set forth in the indenture;

•	permit the issuance of uncertificated debt securities in addition to, or in place of, certificated debt securities;

•	appoint a successor trustee under the indenture;

•	cure ambiguities, omissions, mistakes, defects or inconsistencies;

•	conform any provisions of the indenture to the “Description of Debt Securities” contained in this prospectus or any similar provision in an applicable prospectus supplement;

•	make provisions with respect to the conversion rights of the holders of any debt securities;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of the holders of any debt securities in any material respect. (Section 9.01)

Under the indenture, we and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as many be specified in the applicable prospectus supplement, modify the indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

•	change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;

•	reduce the principal amount or interest rate on any debt security;

•	reduce the premium payable upon any redemption of the debt securities;

•	reduce the amount of principal payable on the acceleration of any securities issued originally at a discount;

•	change the place of payment of, or type of currency for payment of, debt securities;

•

impair the right to sue for the enforcement of any payment of principal, any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;

•

adversely affect the right, if any, to convert such debt securities, or modify the provisions of the indenture with respect to the ranking of the debt securities in a manner adverse to the holder thereof;

•	reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;

•

modify any of the provisions in the indenture related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the indenture related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities;

•	adversely affect any right of repayment or repurchase at the option of the holder of debt securities; or

•	reduce or postpone any sinking fund. (Section 9.02)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

After we have irrevocably deposited with the trustee cash or U.S. government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of any series of debt securities when due, and satisfied certain other conditions described below, we may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of that series (“legal defeasance and discharge”). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•

the rights of holders of the debt securities to receive principal, interest and any premium when due from amounts deposited with the trustee, which will be held in trust funds for the purpose of such payments;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency where securities may be presented for payment, transfer, exchange or, if applicable, conversion for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

Alternatively, we may elect to have our obligations released with respect to certain covenants of the indenture (“covenant defeasance”). The released obligations include:

•	our obligations relating to a merger, consolidation or sale of all or substantially all of our assets;

•	our obligations to present and keep in full force and effect our corporate existence; and

•	any other covenants applicable to a series of debt securities as described in the applicable prospectus supplement.

Any omission to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events relating to these obligations, as well as the failure to deposit a sinking fund payment when due and the failure to pay or acceleration of indebtedness in excess of $50,000,000, as described above under “Events of Default,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds cash or specified United States government obligations in an amount, in each case, sufficient, in the written opinion of a reputable firm of certified public accountants, to pay and discharge all of the principal, interest and any premium at due date or maturity with respect to such series. In addition:

•

in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance and discharge, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance and discharge, no default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;

•

the legal defeasance and discharge or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance and discharge or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	we must deliver to the trustee an opinion of counsel that any trust arising from such deposit does not require registration under the Investment Company Act of 1940, as amended;

•

if the debt securities of such series are to be redeemed, we must have given notice of the redemption or have given the trustee irrevocable directions to give the notice of redemption in our name and at our expense under arrangements satisfactory to the trustee; and

•

we must deliver to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance and discharge or covenant defeasance have been complied with. (Article XIII)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy. (Section 1.19)

Governing Law

Unless otherwise stated in the prospectus supplement, the indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 1.13)

Payment and Paying Agents

Distributions on the debt securities other than those represented by global securities will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the trustee in New York, New York, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Transfer and Exchange

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the trustee in New York, New York. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)

Legal Ownership of Debt Securities

Unless the prospectus supplement specifies otherwise, we will issue debt securities in registered form in the form of a global security. Accordingly, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. (Section 3.08) Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominees. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

SELLING SECURITY HOLDERS

Information about selling security holders, if any, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling stockholders named in a prospectus supplement may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. In addition, we or any selling security holders may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Integra LifeSciences Holdings Corporation by Sullivan & Cromwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Printing fees	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Trustee, depositary, warrant agent and transfer agent fees and expenses	$(2)
Ratings Agency fees	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and bylaws of Integra LifeSciences Holdings Corporation.

The Company is organized under the laws of the State of Delaware. As permitted by the Delaware General Corporation Law, or DGCL, Article 7 of the Company’s certificate of incorporation provides that our directors and officers shall not be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as directors or officers, except to the extent that Section 102(b)(7) (or any successor provision) of the DGCL, as amended from time, expressly provides that the liability of a director or officer may not be eliminated or limited. Under Section 101(b)(7) of the DGCL, liability of a director or officer may not be limited (i) for any breach of a director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for an officer in any action by or in the right of the Company. In addition, Article 6 of our bylaws provides for indemnification of our officers and directors to the fullest extent permitted under Delaware law.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

Under the DGCL, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent or is or was serving at the Company’s request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Company would have the power to indemnify them against such liability under the provisions of its bylaws. The Company has purchased directors and officers liability insurance.

The Company has entered into indemnification agreements with all of its non-employee directors and executive officers that require it to indemnify these persons to the fullest extent permitted by applicable law against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee, or on their behalf, as applicable, in connection with such third-party proceeding or any claim, issue or matter therein, if the indemnitee acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements further provide for the indemnification of any such non-employee director or executive officer against all expenses incurred in the successful defense of any proceeding, whether on the merits or otherwise, in a proceeding or in defense of any claim, issue or matter therein, in whole or in part, and also establish procedures that will apply if a claim for indemnification arises under the indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1(a)	Amended and Restated Certificate of Incorporation of Integra LifeSciences Holdings Corporation (incorporated by reference to Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).

3.1(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Integra LifeSciences Holdings Corporation dated May 22, 1998 (incorporated by reference to Exhibit 3.1(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 bearing Commission File Number 0-26224).

3.1(c)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Integra LifeSciences Holdings Corporation dated May 17, 1999 (incorporated by reference to Exhibit 3.1(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

3.1(d)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Integra LifeSciences Holdings Corporation dated December 21, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 22, 2016).

3.1(e)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated May 9, 2024 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024).

3.2	Third Amended and Restated Bylaws of Integra LifeSciences Holdings Corporation, effective as of February 21, 2023 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022).

4.1	Form of Specimen Certificate Representing Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Form S-3ASR filed on September 20, 2007 bearing Commission File Number 333-146187).

4.2	Description of Securities (incorporated by reference to Exhibit 4. 4 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025).

4.3*	Form of Certificate of Designation for Preferred Stock.

4.4	Form of Indenture (incorporated by reference to Exhibit 4.2(b) to the Company’s Form S-3ASR filed on February 21, 2020 bearing Commission File Number 333-236564).

4.5*	Form of Note.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Purchase Contract Agreement.

4.9*	Form of Unit Agreement.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee.

107	Filing Fee Table (filed herewith).

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, the State of New Jersey, on the 26th day of February, 2026.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Mojdeh Poul
Mojdeh Poul
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mojdeh Poul, Lea Knight, and Michael Hutchinson, or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mojdeh Poul Mojdeh Poul	President and Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2026

/s/ Lea Knight Lea Knight	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 26, 2026

/s/ Jeffrey A. Mosebrook Jeffrey A. Mosebrook	Senior Vice President, Finance (Principal Accounting Officer)	February 26, 2026

/s/ Stuart M. Essig, Ph.D. Stuart M. Essig, Ph.D.	Chairman of the Board	February 26, 2026

/s/ Keith Bradley, Ph.D. Keith Bradley, Ph.D.	Director	February 26, 2026

/s/ Shaundra Clay Shaundra Clay	Director	February 26, 2026

/s/ Jeffrey A. Graves, Ph.D. Jeffrey A. Graves, Ph.D.	Director	February 26, 2026

/s/ Barbara B. Hill Barbara B. Hill	Director	February 26, 2026

/s/ Renee W. Lo Renee W. Lo	Director	February 26, 2026

/s/ Christian S. Schade Christian S. Schade	Director	February 26, 2026